UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 25, 2012

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

Exchange Offer and Consent Solicitation for the 11 3/8% Senior Subordinated Notes due 2016

On April 25, 2012, Verso Paper Holdings LLC (“Verso Holdings”), a wholly owned subsidiary of Verso Paper Corp. (“Verso,” and together with Verso Holdings, the “Registrants”) and Verso Paper Inc., a subsidiary of Verso Holdings (together with Verso Holdings, the “Issuers”) (1) launched an offer (the “Exchange Offer”) to issue up to $104,737,500 aggregate principal amount of a new series of 11.75% secured notes due 2019 (the “New Notes”) in exchange for up to $157,500,000 aggregate principal amount of the Issuers’ outstanding $300,000,000 aggregate principal amount of 11 3/8% senior subordinated notes due 2016 (the “Old Subordinated Notes”), and (2) in conjunction with the Exchange Offer and on the terms and subject to the conditions set forth in the Issuers’ confidential offering memorandum and consent solicitation statement, dated April 25, 2012, commenced a simultaneous solicitation (the “Consent Solicitation”) of the consents (the “Consents”) from the holders of the Old Subordinated Notes to modify certain restrictive covenants contained in the Indenture, dated as of August 1, 2006, by and among the Issuers, the guarantors named therein, and Wilmington Trust Company, as trustee, pursuant to which the Old Subordinated Notes were issued (the “2006 Indenture”). A copy of the news release related to the Exchange Offer and Consent Solicitation is attached as Exhibit 99.1.

The New Notes will be identical to and fully fungible with the New Notes issued in the Issuers’ existing exchange offer and the related consent solicitation for their second priority senior secured floating rate notes due 2014 (the “Old Secured Floating Rate Notes”) announced on March 28, 2012 (the “Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation”).

Holders of Old Subordinated Notes who tender their Old Subordinated Notes and give their Consents prior to 5:00 p.m., New York City Time, on May 8, 2012 (as may be extended, the “Early Tender Date”) will be entitled to receive total consideration of $665.00 principal amount of New Notes and a cash payment of $110.00 in exchange for each $1,000.00 principal amount of Old Subordinated Notes. Such total consideration includes an early tender payment, in cash, of $50.00 per $1,000.00 principal amount of Old Subordinated Notes so tendered (the “Early Tender Fee”). Holders of Old Subordinated Notes who do not tender their Old Subordinated Notes prior to the Early Tender Date will not be entitled to receive the Early Tender Fee and will only receive $665.00 principal amount of New Notes and a cash payment of $60.00 as exchange consideration.

In the Consent Solicitation, the Issuers are seeking Consents to modify certain restrictive covenants contained in the 2006 Indenture and the Old Subordinated Notes (the “Proposed Amendments”). In order to be adopted, the Proposed Amendments must be consented to by the holders of a majority of the outstanding principal amount of Old Subordinated Notes then outstanding. Holders who tender their Old Subordinated Notes into the Exchange Offer will be deemed to have given their Consents to the Proposed Amendments with respect to those tendered Old Subordinated Notes.

The Issuers intend to enter into a supplemental indenture (the “Supplemental Indenture”) to effectuate the Proposed Amendments promptly after the receipt of the requisite Consents for the Proposed Amendments. The Supplemental Indenture will be effective immediately upon execution thereof, but the provisions thereof will not be operative until all of the Old Subordinated Notes that have been tendered prior to the date of the Supplemental Indenture have been accepted for payment and paid for in accordance with the terms of the Exchange Offer and Consent Solicitation.

The Exchange Offer and Consent Solicitation and the effectiveness of the Supplemental Indenture are conditioned on (a) the tenders (and associated Consents) by holders of more than 50% of the outstanding Old Subordinated Notes and (b) the consummation of the Issuers’ Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation. The Issuers may terminate or withdraw the Exchange Offer and Consent Solicitation at any time and for any reason, including if certain other customary conditions are not satisfied, subject to applicable law.

The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on May 22, 2012, unless extended or earlier terminated. Tendered Old Subordinated Notes may be validly withdrawn prior to the earlier of (a) the date the Issuers receive the requisite Consents and execute the Supplemental Indenture and (b) 5:00 p.m., New York City time, on May 8, 2012 unless extended (such time and date, as the same may be extended, the “Withdrawal Deadline”). Prior to the Withdrawal Deadline, if a holder withdraws its tendered Old Subordinated Notes, such holder will be deemed to have revoked its Consents to the Proposed Amendments and may not deliver Consents without retendering its Old Subordinated Notes. After the Withdrawal Deadline, Consents to the Proposed Amendments may be validly revoked prior to the execution of the Supplemental Indenture.

Amendments to Exchange Offer and Consent Solicitation for Second Priority Senior Secured Floating Rate Notes due 2014

The Issuers also have amended certain terms of the Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation. The amendments follow the Issuers’ discussions with certain holders of the Old Secured Floating Rate Notes, and the Issuers believe that the amendments will result in holders of greater than a majority in aggregate principal amount of the Old Secured Floating Rate Notes participating in the offer.

Initially, holders that validly tendered their Old Secured Floating Rate Notes were entitled to receive the total consideration of $1,000.00 in principal amount of New Notes bearing an interest rate of 9.75% per $1,000.00 in principal amount of Old Secured Floating Rate Notes tendered. The Issuers have now determined that the notes issued in the exchange offer will bear interest at a rate of 11.75% per annum rather than 9.75% per annum, and holders that validly tender their Old Secured Floating Rate Notes will be entitled to receive total consideration consisting of $1,000.00 in principal amount of New Notes and a cash payment of $30.00 per $1,000.00 principal amount of Old Secured Floating Rate Notes tendered.

The New Notes were initially scheduled to mature on February 1, 2019. The Issuers have now determined that the New Notes issued in the exchange offer will mature on January 15, 2019. Additionally, the Issuers’ intend to revise the restricted payments covenant for the New Notes to provide that payments in respect of the Issuers’ existing second-lien notes will be treated in a manner similar to the manner in which payments in respect of the Issuers’ subordinated indebtedness is treated.

Finally, the Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation will be conditioned on (a) the tenders (and associated consents) by the holders of more than 50% of the Old Secured Floating Rate Notes and (b) and the consummation of the Exchange Offer and Consent Solicitation for the Old Subordinated Notes. All other terms of the New Notes to be issued in exchange for the Old Secured Floating Rate Notes will remain the same, and the New Notes will be issued under the same indenture and be of the same class as the New Notes to be issued in exchange for the Old Subordinated Notes.

In light of the amendments above, the Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation has been extended for ten business days until 11:59 p.m., New York City time, on May 8, 2012. The Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation was originally scheduled to expire at 11:59 p.m., New York City time, on April 24, 2012. As of the date hereof, the holders of $19,885,000 aggregate principal amount of Old Secured Floating Rate Notes have tendered their Old Secured Floating Rate Notes and related consents into the Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation. Tendered Old Secured Floating Rate Notes may no longer be withdrawn, except to the extent that the Issuers are required by law to provide additional withdrawal rights.

Except as set forth herein and in the supplement dated as of April 25, 2012, to the Issuers’ confidential offering memorandum and consent solicitation statement dated as of March 28, 2012, and the related consent and letter of transmittal (collectively, the “Old Secured Floating Rate Notes Exchange Offer Documents”) and as amended to the extent described in the news release issued by Verso on April 11, 2012, the complete terms and conditions of the Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation remain the same as set forth in the Old Secured Floating Rate Notes Exchange Offer Documents, copies of which were previously distributed to eligible holders of the Old Secured Floating Rate Notes.

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” and similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are included with this report and are being furnished solely for purposes of Item 8.01 of this Form 8-K:

Exhibit Number	Description of Exhibit
99.1	News release issued by Verso Paper Corp. on April 25, 2012, announcing the exchange offer and consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2012

VERSO PAPER CORP.

By:	/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	News release issued by Verso Paper Corp. on April 25, 2012, announcing the exchange offer and consent solicitation.